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                                                                      Exhibit 11
                   SCIENTIFIC-ATLANTA, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                                     Three Months Ended
                                                ----------------------------
                                                September 26,  September 27,
                                                    1997           1996
                                                -------------  -------------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                          78,248         77,127
  Add - Additional shares of common stock
  assumed issued upon exercise of options
  using the "treasury stock" method as it
  applies to the computation of primary
  earnings per share                                 1,678            543
                                                   -------        -------

NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                      79,926         77,670
  Add - Additional shares of common stock
  assumed issued upon exercise of options
  using the "treasury stock" method as it
  applies to the computation of fully
  diluted earnings per share                            89            167
                                                   -------        -------

NUMBER OF SHARES OUTSTANDING
 ASSUMING FULL DILUTION                             80,015         77,837
                                                   =======        =======

NET EARNINGS FOR PRIMARY
 AND FULLY DILUTED COMPUTATION
    Continuing Operations                          $16,485        $10,811
    Discontinued Operations                             --          3,400
                                                   -------        -------
    Net Earnings                                   $16,485        $14,211
                                                   =======        =======

EARNINGS PER COMMON SHARE
 AND COMMON EQUIVALENT SHARE
  PRIMARY
    Continuing Operations                          $  0.21        $  0.14
    Discontinued Operations                             --           0.04
                                                   -------        -------
    Net Earnings                                   $  0.21        $  0.18
                                                   =======        =======
  FULLY DILUTED
    Continuing Operations                          $  0.21        $  0.14
    Discontinued Operations                             --           0.04
                                                   -------        -------
    Net Earnings                                   $  0.21        $  0.18
                                                   =======        =======

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